Exhibit 99.1
December 29, 2017

Dear Stockholder,

Thank you for your investment in Carter Validus Mission Critical REIT, Inc. We are writing today to provide you with an update regarding your investment, including information regarding the estimated net asset value (“NAV”) per share of our common stock recently determined by our board of directors (the “Board”).

On December 21, 2017, the Board, upon the recommendation of the audit committee of the Board, which is comprised solely of independent directors (the “Committee”), approved an estimated per share NAV of our common stock of $9.26 (the “Estimated Per Share NAV”). The Board determined the Estimated Per Share NAV to assist broker-dealers that participated in our offering in connection with their obligations under National Association of Securities Dealers Conduct Rule 2340, as required by FINRA, with respect to customer account statements. The Board engaged Robert A. Stanger & Co., Inc. (“Stanger”), an independent third-party valuation firm, to calculate the Estimated Per Share NAV and provide an appraised value on 62 of the 84 properties in our real estate portfolio as of September 30, 2017.

In calculating the Estimated Per Share NAV, Stanger also considered (i) appraisal reports prepared by a third party other than Stanger on four properties with valuation dates ranging from July 20, 2017 to September 8, 2017, (ii) the then pending disposition price for 18 properties pursuant to purchase and sale agreements, term sheets and tenant purchase option agreements, as applicable, net of estimated transaction costs, (iii) Stanger’s estimated value of our secured notes payable, (iv) Stanger’s value estimate with respect to our consolidated joint venture and unconsolidated joint venture, (v) Stanger’s estimate of the Carter/Validus Advisors, LLC’s (the “Advisor”) subordinated participation in net sales proceeds due upon liquidation of our portfolio, (vi) the Advisor’s adjusted carrying value of our other assets and liabilities including, notes receivable, and (vii) the carrying value of our unsecured credit facility. The Committee, pursuant to authority delegated by the Board, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the Estimated Per Share NAV, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. The Board directed the Committee to review Stanger’s valuation analysis and estimates and recommend the Estimated Per Share NAV to the Board; however, the determination of the Estimated Per Share NAV was solely the decision of the Board.

Your account statement for the quarter ended September 30, 2017 reflected the estimated NAV per share of $10.02. Your future quarterly account statements, however, will reflect the estimated Per Share NAV of $9.26.

In December 2017, we announced our completion of the disposition of a 14-property data center portfolio and a 250,000 square foot data center in Chicago, IL to unaffiliated buyers. In addition, we closed on the sale of one healthcare property in December and anticipate closing the sale of two additional data center properties in mid-January. We will evaluate and determine how to best deploy the proceeds from our dispositions, including potentially paying a special distribution to stockholders.

If you participate in our distribution reinvestment plan (the “DRIP”), under which your distributions are reinvested in additional shares of our common stock, your distributions accrued from December 1, 2017 through December 31, 2017 will be reinvested at $9.50 per share.  As provided in our Current Report on Form 8-K filed with the SEC on December 29, 2017, we amended our DRIP in order for the purchase price per DRIP share to equal the most recent estimated per share NAV.  Therefore, pursuant to our amended and restated DRIP, beginning with distributions that will accrue in January 2018, your distributions will be reinvested at $9.26 per share, which equals the Estimated Per Share NAV.

In accordance with our Share Repurchase Program (the “SRP”), after such time as the Board has determined a reasonable estimate of the value of our shares of common stock, the per share repurchase price will be based on the most recent estimated value of the shares as follows: after one year from the purchase date, 92.5% of the most recent estimated value of each share; after two years from the purchase date, 95% of the most recent estimated value of each share; after three years from the purchase date, 97.5% of the most recent estimated value of each share; and after four years from the purchase date, 100% of the most recent estimated value of each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). As a result of the Board’s determination of the Estimated Per Share NAV, $9.26 shall serve as the most recent estimated value for purposes of the SRP, for requests received after December 22, 2017, until such time as the Board provides a new estimated per share NAV. If you have already made a request after December 22, 2017, and would like to rescind, please contact your financial advisor.

Except as set forth in this letter, the material terms of the SRP remain unchanged. For your shares to be eligible for repurchase, we must receive a written repurchase request at least five business days prior to the end of the month in which you request a repurchase of your shares. Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made monthly. Each stockholder whose repurchase request is granted will receive the repurchase amount within ten days after the end of the month in which we grant its repurchase request. You may withdraw your repurchase request prior to the date on which we repurchase your shares. We cannot guarantee that we will be able to accommodate all share repurchase requests.

It is important to consider that the Estimated Per Share NAV of $9.26 is simply a snapshot as of a particular date, which can fluctuate over time, including in the event we should purchase and/or sell additional properties, and is not intended to represent the amount that you could expect to receive if you were to sell your shares of common stock now or if we liquidate in the future. Further, the various factors considered by the Board in determining the Estimated Per Share NAV were based on a number of assumptions and estimates that may not be accurate or complete. Subsequent estimates of our NAV per share will be prepared at least annually. For a description of the methodology and assumptions used to determine the Estimated Per Share NAV, please see our Current Report on Form 8-K that we filed with the U.S. Securities and Exchange Commission on December 29, 2017.

If you have any questions, please contact your Financial Advisor or our Investor Relations Department at (888) 292-3178 or by writing to Carter Validus Mission Critical REIT, Inc., c/o DST Systems, Inc., P.O. Box 219731, Kansas City, Missouri 64121-9731

Sincerely,
John E. Carter
Chairman and Chief Executive Officer
Carter Validus Mission Critical REIT, Inc.

Forward-looking Statements
This letter may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the estimated net asset value per share of the Company’s common stock. Stanger relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Stanger’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q for the periods ended March 31, 2017, June 30, 2017, and September 30, 2017, filed with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, including, but not limited to, the Company’s inability to pay a monthly distribution, the Company’s inability to maximize returns to investors and the Company’s inability to realize a wide variety of future liquidity opportunities. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.